UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 12, 2022

American Healthcare REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

On December 12, 2022, our board of directors, or our Board, authorized a distribution to our Class T and Class I stockholders of record as of the close of business on December 29, 2022, for the quarter commencing on October 1, 2022 and ending on December 31, 2022. The quarterly distribution will be equal to $0.40 per share of our common stock, which is equal to an annualized distribution rate of $1.60 per share. As we previously reported in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 16, 2022, our Board approved the suspension of our distribution reinvestment plan beginning with distributions declared, if any, for the quarter ending December 31, 2022. As a result of the suspension, the fourth quarter distribution will be paid in cash on or about January 10, 2023, only from legally available funds.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.
December 13, 2022
By:/s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President